 EXHIBIT 1
                        HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)

                                                   At June 30, 2002

ASSETS
Property Plant & Equipment
   Property Plant & Equipment                       $342,000,402
   Accumulated D, D & A                             (124,836,704)
Net Property, Plant & Equipment                      217,163,698

Current Assets:
   Cash and Temporary Cash Investments                13,941,104
   Notes Receivable-Intercompany                         400,000
   Receivables - Net                                   4,192,299
   Accounts Receivable-Intercompany                        1,332
   Unbilled Utility Revenue                            4,703,418
   Materials/Supplies - Average Cost                   3,188,048
   Prepayments                                            27,943

Current Assets                                        26,454,144

Other Assets                                           9,033,343

Total Assets                                        $252,651,185
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CAPITALIZATION & LIABILITIES
Capitalization:
   Capital Stock of Subsidiaries                           4,750
 Paid in Capital                                      38,245,591
   Earnings Reinvested in Business                    (7,661,182)
   Accumulated Other Comprehensive Income              9,728,439
Total Common Stock Equity                             40,317,598

   Long-Term Debt Net of Current Portion              24,678,732
   Notes Payable - Intercompany - Long Term           80,000,000
Total Capitalization                                 144,996,330

Minority Interest in Foreign Subsidiaries             30,130,491

Liabilities:
   Notes Payable to Banks                                337,064
   Notes Payable - Intercompany                       30,700,000
   Long Term Debt Due Current                          9,854,502
   Accounts Payable - Other                           15,009,950
   Accounts Payable - Intercompany                     3,047,241
   Other Accruals & Current Liabilities                2,019,137
Total Current Liabilities                             60,967,894

Deferred Credits:
   Accumulated Deferred Income Tax                    14,948,777
   Fair Market Value of Derivative
    Financial Statements                                       -
   Other Deferred Credit                               1,607,693
Total Deferred Credits                                16,556,470

Total Capitalization & Liabilities                  $252,651,185
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